TABLE OF CONTENTS	JUNE 30, 2017

Page
Overview
Disclosures	3-4
Company Profile	5
Portfolio Overview	6-7
Financial Information
Operating Assets	8
Summary & Same Store NOI	9-10
Summary NOI	11
Summary NOI - Office	12
Summary NOI - Multifamily	13
NOI Reconciliations	14-15
Leasing Activity
Leasing Activity - Office	16
Lease Expirations	17
Signed But Not Yet Commenced Leases	18
Contractual Free Rent	19
Tenant Concentration	20
Industry Diversity	21
Property Data
Portfolio Summary	22
Property Tables:
Office	23-26
Multifamily	27-28
Other	29
Under Construction	30-31
Near-Term Development	32
Future Development	33
Debt
Debt by Instrument	34-36
Real Estate Ventures
Consolidated Real Estate Ventures	37
Unconsolidated Real Estate Ventures	38-39
Definitions	40-42

DISCLOSURES	JUNE 30, 2017

Forward-Looking Statements
Certain statements contained herein may constitute “forward-looking statements” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results of JBG SMITH Properties (“JBG SMITH” or the “Company”) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximate”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “would”, “may” or similar expressions in this press release. We also note the following forward-looking statements: our expected annualized dividend per share and dividend yield; in the case of our construction and near-term development assets, the estimated completion date, stabilization date, estimated incremental investment, total investment, and projected net operating income (“NOI”) yield; and in the case of our future development assets, estimated potential development density, estimated commercial SF/multifamily units to be replaced, remaining acquisition costs, estimated capitalized costs and estimated total investment. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see “Risk Factors” and the Cautionary Statement Concerning Forward-Looking Statements in JBG SMITH’s Registration Statement on Form 10, as amended, filed with the Securities and Exchange Commission (the “SEC”) and declared effective on June 26, 2017 as well as the final Information Statement filed with the SEC as Exhibit 99.1 to our Current Report on Form 8-K filed on June 27, 2017. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the Quarterly Report on Form 10-Q, as applicable, and this supplemental information package.

Organization and Basis of Presentation
JBG SMITH was organized by Vornado Realty Trust (“Vornado”) as a Maryland real estate investment trust (“REIT”) on October 27, 2016 (capitalized on November 22, 2016). JBG SMITH was formed for the purpose of receiving on July 17, 2017( the “Separation”), substantially all of the assets and liabilities of Vornado’s Washington, DC segment, which operated as Vornado / Charles E. Smith, (the “Vornado Included Assets”). On July 18, 2017, JBG SMITH acquired the management business and certain assets of The JBG Companies (“JBG” or “JBG Assets”).

Unless otherwise indicated, the financial information in this supplemental information package is as of June 30, 2017 and combines the financial information of the Vornado Included Assets with the financial information of the JBG Assets as if the July 18, 2017 acquisition of the management business and certain assets of The JBG Companies had been completed as of the beginning of the earliest period presented. Therefore, the Company’s results set forth in this supplemental information package are not necessarily indicative of our future results as an independent, publicly traded company.

The information contained in this supplemental information package does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information.

Pro Rata Information
We present certain financial information and metrics in this supplemental information package “at JBG SMITH Share,” which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, “real estate ventures”) as applied to these financial measures and metrics. Financial information “at JBG SMITH Share” is calculated on an entity-by-entity basis by applying our percentage economic interest to each applicable line item of that entity’s financial information. “At JBG SMITH Share” information, which we also refer to as being “at share,” “our pro rata share” or “our share,” is not, and is not intended to be, a presentation in accordance with GAAP. Given that greater than 30% of our assets, as measured by total square feet, are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors important information regarding a significant component of our portfolio, its composition, performance and capitalization.
We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers’ share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The

DISCLOSURES	JUNE 30, 2017

amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions.
With respect to any such third-party arrangement, we would not be in a position to exercise sole decision making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers’ interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they take action inconsistent with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP “at JBG SMITH Share” financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.
Definitions
See pages 40-42 for definitions of terms used in this supplemental information package.

Non-GAAP Measures
This supplemental information package includes non-GAAP measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why JBG SMITH’s management believes that the presentation of these measures provides useful information to investors regarding JBG SMITH’s financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included this supplemental information package. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies.

The following non-GAAP measures are included in this supplemental information package:

•	NOI

•	Annualized NOI

•	Pro Forma Annualized Adjusted NOI

•	Average Projected NOI Yield

•	Adjusted Consolidated and Unconsolidated Indebtedness

COMPANY PROFILE	JUNE 30, 2017 (Unaudited)

Company Overview

The financial information in this supplemental information package as of June 30, 2017 combines the financial information of the Vornado Included Assets with the financial information of the JBG Assets as if the July 18, 2017 acquisition of the management business and certain assets of The JBG Companies had been completed as of the beginning of the earliest period presented.

As disclosed in the final Information Statement filed with the SEC as Exhibit 99.1 to our Current Report on Form 8-K filed on June 27, 2017, we are obligated by a registration rights agreement with certain JBG parties to use commercially reasonable efforts to file a Registration Statement Form S-11 in September 2017 to register the JBG SMITH common shares issued to JBG parties. We will also file pro forma financial information as of June 30, 2017 in an amended Current Report on Form 8-K, in accordance with SEC regulations.

2Q17 to 1Q17 Comparison

Below are the key highlights regarding quarter over quarter changes in the JBG SMITH portfolio.

Operating Assets
▪
The operating office portfolio was 87.5% leased and 86.2% occupied as of June 30, 2017, growing from 87.0% and 84.4%, respectively, as of March 31, 2017.
▪
The operating multifamily portfolio was 96.8% leased and 93.9% occupied as of June 30, 2017, growing from 94.7% and 92.5%, respectively, as of March 31, 2017.
▪
The operating other portfolio (excluding the Crystal City Marriott Hotel) was 96.3% leased and 96.3% occupied as of June 30, 2017, growing from 95.0% and 94.8%, respectively, as of March 31, 2017.
▪
Annualized NOI for the operating portfolio increased to $354.1 million for the three months ended June 30, 2017, compared to $342.0 million for the three months ended March 31, 2017.
▪
Same store NOI increased 1.6% to $135.3M for the six months ended June 30, 2017 as compared to $133.1M for the six months ended June 30, 2016. The increase in same store NOI is largely attributable to the expiration of rent abatements and higher rental revenue from lease commencements. The same store pool as of 2Q17 includes only same store Vornado Included Assets and do not include any JBG Assets. See page 41 for the definition of same store.

Under Construction
▪
As of June 30, 2017, there were 11 assets under construction (five office assets and six multifamily assets), consisting of 1.2 million square feet and 1,146 units both at JBG SMITH’s share.
▪
During the second quarter, JBG SMITH commenced construction on three of the 11 assets (4747 Bethesda Avenue, 1900 N Street, and 7900 Wisconsin Avenue).

Near-Term Development
▪
As of June 30, 2017, there were two assets in near-term development (one multifamily asset and one other asset), consisting of 6,534 square feet and 303 units both at JBG SMITH’s share.

Future Development
▪
As of June 30, 2017, the number of future development assets remained unchanged at 44 assets consisting of 18.3 million square feet of estimated potential density.

Executive Officers		Company Snapshot as of July 18, 2017

W. Matthew Kelly	Chief Executive Officer and Trustee	Exchange/Ticker	NYSE: JBGS
Robert A. Stewart	Executive Vice Chairman	Share Price	$37.24
David P. Paul	President and Chief Operating Officer	Shares and Units Outstanding	137.7 million
Stephen W. Theriot	Chief Financial Officer	Total Market Capitalization	$5.1 billion
James L. Iker	Chief Investment Officer	Insider Ownership *	13.0%
Brian P. Coulter	Co-Chief Development Officer	Expected Annualized Dividend Per Share	$0.90
Kevin P. Reynolds	Co-Chief Development Officer	Dividend Yield	2.4%
Patrick J. Tyrrell	Chief Administrative Officer
Steven A. Museles	Chief Legal Officer
Angela F. Valdes	Chief Accounting Officer	* Insider Ownership includes JBG SMITH trustees, executive officers, and other employees.

PORTFOLIO OVERVIEW	JUNE 30, 2017 (Unaudited)

		100% Share	At JBG SMITH Share
	Number of Assets	Square Feet/Units	Square Feet/Units	% Leased	Annualized Rent (in thousands)	Annualized Rent per Square Foot/Monthly Rent Per Unit (1)	Annualized NOI (in thousands)

Operating
Office
In service	49	13,873,849	11,871,298	87.4%	$447,941	$44.41	$271,684
Recently delivered	1	13,633	13,633	100.0%	—	—	—
Total / weighted average	50	13,887,482	11,884,931	87.5%	$447,941	$44.41	$271,684
Multifamily
In service	13	5,317	3,533	97.0%	$81,485	$2,009	$59,150
Recently delivered	1	699	699	95.9%	21,313	2,692	15,442
Total / weighted average	14	6,016	4,232	96.8%	$102,798	$2,122	$74,592
Other (2)
In service	4	764,546	348,188	96.3%	$2,888	$36.51	$7,812

Operating - Total / Weighted Average	68	14,652,028 SF/ 6,016 Units	12,233,119 SF/ 4,232 Units	89.8%	$553,627	$44.34 per SF/ $2,122 per unit	$354,088

Development (3)
Under Construction
Office (4)	5	1,343,823	1,234,068	41.8%
Multifamily	6	1,334	1,146	N/A
Total / weighted average	11	1,343,823 SF/ 1,334 Units	1,234,068 SF/ 1,146 Units	41.8%
Near-Term Development
Multifamily	1	433	303
Other	1	65,342	6,534
Total	2	65,342 SF/ 433 Units	6,534 SF/ 303 Units

Development - Total	13	1,409,165 SF/ 1,767 Units	1,240,603 SF/ 1,449 Units

Future Development	44	22,024,100	18,254,300

See footnotes on page 7.

PORTFOLIO OVERVIEW	JUNE 30, 2017 (Unaudited)

Footnotes

(1)
For office assets, represents annualized office rent divided by occupied office square feet; annualized retail rent and retail square feet are excluded from this metric. For multifamily assets, represents monthly multifamily rent divided by occupied units; retail rent is excluded from this metric. For other assets, represents annualized rent divided by occupied square feet. Occupied square footage may differ from leased square footage because leased square footage includes leases that have been signed but have not yet commenced.

(2)
Includes three standalone retail assets and the Crystal City Marriott, a standalone hotel totaling 266,000 square feet and 345 rooms. The Crystal City Marriott is excluded from percent leased, annualized rent, and annualized rent per square foot metrics.

(3)	Refer to pages 30-33 for detail on under construction, near-term development and future development assets.

(4)
In July 2017, JBG SMITH executed a lease for approximately 80,200 square feet at 4747 Bethesda Avenue to relocate the Company’s headquarters, which brings the asset to 27.9% pre-leased. With this lease, the under construction office assets are 48.3% pre-leased at JBG SMITH’s share.

OPERATING ASSETS	JUNE 30, 2017 (Unaudited)

dollars in thousands, at JBG SMITH Share				Plus: Signed But Not Yet Commenced Leases	Plus: Lease Up of Recently Delivered Assets (1)	Pro Forma Annualized Adjusted NOI
		2Q 2017	Annualized NOI
	% Occupied	NOI

Office
DC	92.6%	$18,880	$75,520	$1,310	$—	$76,830
VA	84.6%	46,413	185,652	3,154	—	188,806
MD	79.2%	2,628	10,512	1,099	—	11,611
Total / weighted average	86.2%	$67,921	$271,684	$5,563	$—	$277,247

Multifamily
DC	91.9%	$5,178	$20,712	$—	$—	$20,712
VA	94.3%	11,876	47,504	—	1,429	48,933
MD	95.1%	1,594	6,376	—	—	6,376
Total / weighted average	93.9%	$18,648	$74,592	$—	$1,429	$76,021

Other (2)
Total / weighted average	96.3%	$1,953	$7,812	$—	$—	$7,812

Total		$88,522	$354,088	$5,563	$1,429	$361,080

____________________

(1)
Incremental multifamily revenue of recently delivered multifamily assets assuming management's estimate of average monthly rent per unoccupied unit as of June 30, 2017 and calculated as the product of incremental units available for occupancy up to 95.0% occupancy and weighted average monthly market rent per unit, multiplied by 12. Excludes potential revenue from retail space in these     recently delivered multifamily assets.

(2)
Includes three standalone retail assets and the Crystal City Marriott, a standalone hotel totaling 266,000 square feet and 345 rooms. The Crystal City Marriott is excluded from the percent occupied metric.

SUMMARY & SAME STORE NOI	JUNE 30, 2017 (Unaudited)

dollars in thousands		100% Share	At JBG SMITH Share
						NOI for the Three Months Ended June 30,
	Number of Assets	Square Feet/Units	Square Feet/Units	% Leased (1)	% Occupied (1)	2017	2016	% Change

Same Store (2)
DC	9	2,843,962 SF/ 283 Units	2,098,546 SF/ 283 Units	95.4%	94.7%	$18,243	$17,658	3.3%
VA	26	7,471,998 SF/ 2,151 Units	7,471,998 SF/ 2,151 Units	87.7%	83.9%	49,327	49,177	0.3%
MD	1	214,019 SF	214,019 SF	98.4%	98.9%	1,018	995	2.3%
Total / weighted average	36	10,529,979 SF/ 2,434 Units	9,784,563 SF/ 2,434 Units	89.5%	87.0%	$68,588	$67,830	1.1%

Non-Same Store
DC	10	1,394,216 SF/ 1,258 Units	729,869 SF/ 574 Units	90.8%	86.5%	$5,875
VA	13	2,240,904 SF/ 1,045 Units	1,396,328 SF/ 734 Units	94.0%	88.5%	10,855
MD	9	486,929 SF/ 1,279 Units	322,359 SF/ 490 Units	81.6%	64.5%	3,204
Total / weighted average	32	4,122,049 SF/ 3,582 Units	2,448,556 SF/ 1,798 Units	90.8%	85.0%	$19,934

Total Operating Portfolio
DC	19	4,238,178 SF/ 1,541 Units	2,828,415 SF/ 857 Units	93.8%	92.7%	$24,118
VA	39	9,712,902 SF/ 3,196 Units	8,868,326 SF/ 2,885 Units	88.9%	84.7%	60,182
MD	10	700,948 SF/ 1,279 Units	536,378 SF/ 490 Units	85.4%	79.3%	4,222
Operating Portfolio - Total / Weighted Average	68	14,652,028 SF/ 6,016 Units	12,233,119 SF/ 4,232 Units	89.8%	88.1%	$88,522

____________________

(1)	The Crystal City Marriott is excluded from the percent leased and percent occupied metrics.

(2)
Same store refers to the pool of assets that were owned by JBG SMITH or its predecessor and stabilized for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared. No JBG Assets are included in the same store pool.

SUMMARY & SAME STORE NOI	JUNE 30, 2017 (Unaudited)

dollars in thousands		100% Share	At JBG SMITH Share
						NOI for the Six Months Ended June 30,
	Number of Assets	Square Feet/Units	Square Feet/Units	% Leased (1)	% Occupied (1)	2017	2016	% Change

Same Store (2)
DC	9	2,843,962 SF/ 283 Units	2,098,546 SF/ 283 Units	95.4%	94.7%	$35,668	$36,015	(1.0)%
VA	26	7,471,998 SF/ 2,151 Units	7,471,998 SF/ 2,151 Units	87.7%	83.9%	97,532	95,148	2.5%
MD	1	214,019 SF	214,019 SF	98.4%	98.9%	2,064	1,942	6.3%
Total / weighted average	36	10,529,979 SF/ 2,434 Units	9,784,563 SF/ 2,434 Units	89.5%	87.0%	$135,264	$133,105	1.6%

Non-Same Store
DC	10	1,394,216 SF/ 1,258 Units	729,869 SF/ 574 Units	90.8%	86.5%	$11,196
VA	13	2,240,904 SF/ 1,045 Units	1,396,328 SF/ 734 Units	94.0%	88.5%	20,652
MD	9	486,929 SF/ 1,279 Units	322,359 SF/ 490 Units	81.6%	64.5%	6,901
Total / weighted average	32	4,122,049 SF/ 3,582 Units	2,448,556 SF/ 1,798 Units	90.8%	85.0%	$38,749

Total Operating Portfolio
DC	19	4,238,178 SF/ 1,541 Units	2,828,415 SF/ 857 Units	93.8%	92.7%	$46,864
VA	39	9,712,902 SF/ 3,196 Units	8,868,326 SF/ 2,885 Units	88.9%	84.7%	118,184
MD	10	700,948 SF/ 1,279 Units	536,378 SF/ 490 Units	85.4%	79.3%	8,965
Operating Portfolio - Total / Weighted Average	68	14,652,028 SF/ 6,016 Units	12,233,119 SF/ 4,232 Units	89.8%	88.1%	$174,013

See footnotes on page 9.

SUMMARY NOI	JUNE 30, 2017 (Unaudited)

dollars in thousands	NOI for the Three Months Ended June 30, 2017 at JBG SMITH Share
	Consolidated	Unconsolidated	Office	Multifamily	Other	Total
Number of operating assets	49	19	50	14	4	68
Property rentals	$108,016	$11,265	$93,412	$24,961	$908	$119,281
Tenant expense reimbursement	10,752	1,866	10,753	1,767	98	12,618
Other revenue	10,570	1,091	8,374	1,660	1,627	11,661
Total revenue	129,338	14,222	112,539	28,388	2,633	143,560
Total expenses	(48,976)	(6,853)	(45,536)	(9,981)	(312)	(55,829)
Property operating income	80,362	7,369	67,003	18,407	2,321	87,731
Adjustments to NOI:
Straight-line rent adjustment	(2,063)	(136)	(1,768)	(37)	(394)	(2,199)
Related party adjustment (1)	3,244	425	3,366	277	26	3,669
Ground rent expense	(680)	1	(680)	1	—	(679)
Total adjustments to NOI	501	290	918	241	(368)	791

NOI	$80,863	$7,659	$67,921	$18,648	$1,953	$88,522

Annualized NOI	$323,452	$30,636	$271,684	$74,592	$7,812	$354,088
Additional Information
Free rent (at 100% share)	$8,547	$2,998	$10,350	$1,074	$121	$11,545
Free rent (at JBG SMITH share)	$8,547	$1,215	$9,059	$639	$64	$9,762
Annualized free rent (at JBG SMITH share) (2)	$34,188	$4,860	$36,236	$2,556	$256	$39,048
% occupied (3)	87.8%	90.8%	86.2%	93.9%	96.3%	88.1%
Annualized base rent of signed leases, not commenced (at 100% share) (4)	$4,548	$2,734	$7,282	$—	$—	$7,282
Annualized base rent of signed leases, not commenced (at JBG SMITH share) (4)(5)	$4,548	$1,015	$5,563	$—	$—	$5,563
___________________

(1)	To eliminate management fees included in property operating income.

(2)	Represents JBG SMITH share of free rent for the three months ended June 30, 2017 multiplied by four.

(3)	Weighted by JBG SMITH share of square feet. The Crystal City Marriott is excluded from the percent occupied metric.

(4)
Represents monthly base rent before free rent and straight line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent.

(5)	Represents JBG SMITH share of annualized base rent of signed but not yet commenced leases.

SUMMARY NOI - OFFICE	JUNE 30, 2017 (Unaudited)

dollars in thousands	NOI for the Three Months Ended June 30, 2017 at JBG SMITH Share
	Consolidated	Unconsolidated	DC	VA	MD	Total
Number of operating assets	38	12	14	31	5	50
Property rentals	$84,667	$8,745	$27,014	$62,722	$3,676	$93,412
Tenant expense reimbursement	9,024	1,729	5,932	4,547	274	10,753
Other revenue	7,460	914	1,967	5,931	476	8,374
Total revenue	101,151	11,388	34,913	73,200	4,426	112,539
Total expenses	(39,685)	(5,851)	(15,948)	(27,625)	(1,963)	(45,536)
Property operating income	61,466	5,537	18,965	45,575	2,463	67,003
Adjustments to NOI:
Straight-line rent adjustment	(1,667)	(101)	(876)	(1,114)	222	(1,768)
Related party adjustment (1)	3,058	308	991	2,234	141	3,366
Ground rent expense	(680)	—	(200)	(282)	(198)	(680)
Total adjustments to NOI	711	207	(85)	838	165	918

NOI	$62,177	$5,744	$18,880	$46,413	$2,628	$67,921

Annualized NOI	$248,708	$22,976	$75,520	$185,652	$10,512	$271,684
Additional Information
Free rent (at 100% share)	$7,954	$2,396	$4,147	$6,133	$70	$10,350
Free rent (at JBG SMITH share)	$7,954	$1,105	$2,986	$6,044	$29	$9,059
Annualized free rent (at JBG SMITH share) (2)	$31,816	$4,420	$11,944	$24,176	$116	$36,236
% occupied (3)	85.8%	90.2%	92.6%	84.6%	79.2%	86.2%
Annualized base rent of signed leases, not commenced (at 100% share) (4)	$4,548	$2,734	$3,006	$3,177	$1,099	$7,282
Annualized base rent of signed leases, not commenced (at JBG SMITH share) (4)(5)	$4,548	$1,015	$1,310	$3,154	$1,099	$5,563

See footnotes on page 11.

SUMMARY NOI - MULTIFAMILY	JUNE 30, 2017 (Unaudited)

dollars in thousands	NOI for the Three Months Ended June 30, 2017 at JBG SMITH Share
	Consolidated	Unconsolidated	DC	VA	MD	Total
Number of operating assets	8	6	4	5	5	14
Property rentals	$22,722	$2,239	$6,613	$16,035	$2,313	$24,961
Tenant expense reimbursement	1,684	83	633	1,059	75	1,767
Other revenue	1,488	172	457	1,091	112	1,660
Total revenue	25,894	2,494	7,703	18,185	2,500	28,388
Total expenses	(9,085)	(896)	(2,676)	(6,302)	(1,003)	(9,981)
Property operating income	16,809	1,598	5,027	11,883	1,497	18,407
Adjustments to NOI:
Straight-line rent adjustment	(20)	(17)	(21)	(15)	(1)	(37)
Related party adjustment (1)	173	104	172	8	97	277
Ground rent expense	—	1	—	—	1	1
Total adjustments to NOI	153	88	151	(7)	97	241

NOI	$16,962	$1,686	$5,178	$11,876	$1,594	$18,648

Annualized NOI	$67,848	$6,744	$20,712	$47,504	$6,376	$74,592
Additional Information
Free rent (at 100% share)	$535	$539	$275	$460	$339	$1,074
Free rent (at JBG SMITH share)	$535	$104	$168	$455	$16	$639
Annualized free rent (at JBG SMITH share) (2)	$2,140	$416	$672	$1,820	$64	$2,556
% occupied (3)	94.0%	92.5%	91.9%	94.3%	95.1%	93.9%

See footnotes on page 11.

NOI RECONCILIATIONS	JUNE 30, 2017 (Unaudited)

in thousands	Three Months Ended June 30, 2017				Six Months Ended June 30, 2017
	Vornado Included Assets	JBG Included Assets		Total JBG SMITH	Vornado Included Assets	JBG Included Assets		Total JBG SMITH
Net income attributable to JBG SMITH Properties	$11,341				$17,659
Adjustments:
Depreciation and amortization	31,993				65,775
Ground rent	585				1,026
Management and leasing fees	(6,863)				(13,863)
Income from unconsolidated real estate ventures	(105)				(314)
Interest and other income, net	(970)				(1,745)
General and administrative expense	11,708				25,398
Transaction and other costs	5,237				11,078
Interest expense	14,586				28,504
Income tax expense	363				717
Unconsolidated real estate ventures' share of property operating income	3,452				6,970
Other non-operating loss from incidental operations	1,298				3,772
Property operating income	72,625	$15,106	(1)	$87,731	144,977	$31,904	(1)	$176,881
Straight-line rent adjustment	(2,088)	25		(2,063)	(5,804)	(1,304)		(7,108)
Related party adjustment (2)	2,568	676		3,244	5,110	1,270		6,380
Ground rent expense	(461)	(219)		(680)	(890)	(438)		(1,328)
Straight-line rent adjustment for unconsolidated real estate ventures	(72)	(64)		(136)	(681)	(1,104)		(1,785)
Related party adjustment for unconsolidated real estate ventures (2)	158	267		425	434	543		977
Ground rent expense for unconsolidated real estate ventures	—	1		1	—	(4)		(4)
NOI	$72,730	$15,792		$88,522	$143,146	$30,867		$174,013

____________________

(1)
Represents revenues of $26.9 million less operating expenses of $11.8 million for the three months ended June 30, 2017, and revenues of $55.8 million less operating expenses of $23.9 million for the six months ended June 30, 2017.

(2)	To eliminate management fees included in property operating income.

NOI RECONCILIATIONS	JUNE 30, 2017 (Unaudited)

in thousands	Vornado Included Assets
	Three Months Ended June 30, 2016	Six Months Ended June 30, 2016
Net income attributable to JBG SMITH Properties	$16,783	$28,330
Adjustments:
Depreciation and amortization	32,625	66,914
Ground rent	372	830
Management and leasing fees	(7,580)	(16,447)
Loss from unconsolidated real estate ventures	374	1,536
Interest and other income, net	(760)	(1,543)
General and administrative expense	11,939	25,960
Interest expense	13,549	25,634
Income tax expense	318	582
Unconsolidated real estate ventures' share of property operating income	3,282	6,426
Other non-operating loss from incidental operations	490	1,297
Property operating income	71,392	139,519
Straight-line rent adjustment	(4,084)	(7,523)
Related party adjustment (2)	2,551	5,090
Ground rent expense	(435)	(870)
Straight-line rent adjustment for unconsolidated real estate ventures	(681)	(1,185)
Related party adjustment for unconsolidated real estate ventures (2)	122	391
NOI	$68,865	$135,422

See footnotes on page 14.

LEASING ACTIVITY - OFFICE	JUNE 30, 2017 (Unaudited)

square feet in thousands	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Square feet leased:
At 100% share	333	869
At JBG SMITH share	283	805
Initial rent (1)	$54.65	$47.24
Weighted average lease term (years)	8.4	8.7
Weighted average free rent period (months)	8.6	7.6
Second generation space:
Square feet	159	642
GAAP basis:
Straight-line rent (2)	$43.76	$43.88
Prior straight-line rent	$42.80	$41.84
% change	2.2%	4.9%
Cash basis:
Initial rent	$43.69	$42.89
Prior escalated rent	$45.19	$45.52
% change	(3.3)%	(5.8)%
Tenant improvements:
Per square foot	$56.71	$57.16
Per square foot per annum	$6.72	$6.56
% of initial rent	12.3%	13.9%
Leasing commissions:
Per square foot	$18.71	$12.90
Per square foot per annum	$2.22	$1.48
% of initial rent	4.1%	3.1%
___________________
Note: At JBG SMITH share. The leasing activity and related statistics are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with GAAP. Second generation space represents square footage that has not been vacant for more than nine months.

(1)
Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Most leases include free rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis straight-line rent per square foot.

(2)	Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases, and includes the effect of free rent and fixed step-ups in rent.

LEASE EXPIRATIONS	JUNE 30, 2017 (Unaudited)

		At JBG SMITH Share
Year of Lease Expiration	Number of Leases	Square Feet	% of Total Square Feet	Annualized Rent (in thousands)	% of Total Annualized Rent	Annualized Rent Per Square Foot	Estimated Annualized Rent Per Square Foot at Expiration (1)
Month-to-Month	69	120,199	1.1%	$3,182	0.7%	$26.47	$26.47
2017	85	324,975	3.1%	12,397	2.7%	38.15	38.52
2018	183	946,176	9.0%	41,434	9.1%	43.79	44.70
2019	164	1,315,907	12.5%	59,005	13.0%	44.84	46.55
2020	183	1,425,691	13.6%	67,196	14.8%	47.13	50.03
2021	123	1,084,382	10.3%	48,919	10.8%	45.11	49.28
2022	110	1,297,275	12.4%	59,244	13.0%	45.67	49.46
2023	65	408,296	3.9%	15,878	3.5%	38.89	46.00
2024	71	597,016	5.7%	26,882	5.9%	45.03	53.16
2025	53	387,597	3.7%	15,133	3.3%	39.04	46.14
Thereafter	191	2,591,892	24.7%	105,300	23.2%	40.63	48.60
In‑Place Leases - Total/Weighted Average	1,297	10,499,406	100.0%	$454,570	100.0%	$43.29	$47.86

____________________

(1)
Represents in-place monthly base rent before free rent, plus tenant reimbursements, as of lease expiration multiplied by 12 and divided by square feet. Triple net leases are converted to a gross basis by adding tenant reimbursements to monthly base rent. Tenant reimbursements at lease expiration are estimated by escalating tenant reimbursements as of June 30, 2017, or management’s estimate thereof, by 2.75% annually through the lease expiration year.

SIGNED BUT NOT YET COMMENCED LEASES	JUNE 30, 2017 (Unaudited)

in thousands		Estimated Rent (1) at JBG SMITH Share
		Quarter Ending						Total Annualized Estimated Rent Thereafter (3)
Assets	C/U (2)	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018

Office
Operating	C	$801	$1,137	$1,137	$1,137	$1,137	$1,137	$4,548
Operating	U	129	253	253	253	253	253	1,015
Under construction	C	84	192	5,949	5,974	5,974	6,008	30,964
Under construction	U	—	—	—	—	—	—	3,209
Total		$1,014	$1,582	$7,339	$7,364	$7,364	$7,398	$39,736

Multifamily
Under construction	C	$—	$—	$—	$—	$—	$—	$353
Under construction	U	—	—	—	—	—	—	356
Near‑term development	U	—	—	—	—	—	—	1,012
Total		$—	$—	$—	$—	$—	$—	$1,721

Other
Near‑term development	U	—	—	—	—	—	33	133

Total		$1,014	$1,582	$7,339	$7,364	$7,364	$7,431	$41,590

____________________
Note: Table only includes leases for space that was vacant as of June 30, 2017.

(1)
Represents contractual monthly base rent before free rent, plus estimated tenant reimbursements for the month in which the lease is estimated to commence, multiplied by the applicable number of months for each quarter based on the lease’s estimated commencement date. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent.

(2)	“C” denotes a consolidated interest. “U” denotes an unconsolidated interest.

(3)
Represents contractual monthly base rent before free rent, plus estimated tenant reimbursements for the month in which the lease is expected to commence, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent.

CONTRACTUAL FREE RENT	JUNE 30, 2017 (Unaudited)

in thousands		Contractual Free Rent (1) at JBG SMITH Share
		Quarter Ending
Assets	C/U (2)	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018

Office
Operating	C	$7,954	$5,109	$2,535	$2,274	$1,823	$1,050	$2,321
Operating	U	1,105	762	189	170	103	36	31
Total		$9,059	$5,871	$2,724	$2,444	$1,926	$1,086	$2,352

Multifamily
Operating	C	$535	$—	$—	$—	$—	$—	$—
Operating	U	104	6	6	5	4	2	2
Under construction	U	—	70	70	—	—	—	—
Total		$639	$76	$76	$5	$4	$2	$2

Other
Operating	C	$58	$—	$—	$—	$—	$—	$—
Operating	U	6	1	1	1	1	1	1
Total		$64	$1	$1	$1	$1	$1	$1

Total		$9,762	$5,948	$2,801	$2,450	$1,931	$1,089	$2,355

____________________

(1)	Represents contractual free rent for in-place and signed but not yet commenced leases as of June 30, 2017.

(2)	“C” denotes a consolidated interest. “U” denotes an unconsolidated interest.

TENANT CONCENTRATION	JUNE 30, 2017 (Unaudited)

dollars in thousands			At JBG SMITH Share
	Tenant	Number of Leases	Square Feet	% of Total Square Feet	Annualized Rent	% of Total Annualized Rent
1	U.S. Government (GSA)	80	2,561,560	24.4%	$101,521	22.3%
2	Family Health International	9	320,791	3.1%	15,608	3.4%
3	Lockheed Martin Corporation	5	274,361	2.6%	13,116	2.9%
4	Arlington County	9	241,288	2.3%	11,606	2.6%
5	Paul Hastings LLP	5	125,863	1.2%	9,700	2.1%
6	Greenberg Traurig LLP	1	115,315	1.1%	8,581	1.9%
7	Baker Botts	2	89,525	0.9%	7,017	1.5%
8	Public Broadcasting Service	5	140,885	1.3%	5,557	1.2%
9	Accenture LLP	1	102,756	1.0%	5,545	1.2%
10	Cooley LLP	5	71,615	0.7%	5,379	1.2%
11	WeWork	3	122,271	1.2%	5,351	1.2%
12	Evolent Health LLC	1	90,905	0.9%	4,618	1.0%
13	DRS Tech Inc dba Finmeccanica	3	92,834	0.9%	4,433	1.0%
14	RTKL Associates Inc	2	64,003	0.6%	4,317	0.9%
15	National Consumer Cooperative	5	87,243	0.8%	3,912	0.9%
16	Noblis Inc	2	160,503	1.5%	3,911	0.9%
17	Conservation Intl. Foundation	1	86,996	0.8%	3,907	0.9%
18	U.S. Green Building Council	1	54,675	0.5%	3,756	0.8%
19	The Int'l Justice Mission	1	74,833	0.7%	3,657	0.8%
20	Cushman & Wakefield Inc.	3	58,641	0.6%	3,607	0.8%
	Other	1,153	5,562,543	52.9%	229,471	50.5%
	In-Place Leases - Total	1,297	10,499,406	100.0%	$454,570	100.0%

INDUSTRY DIVERSITY	JUNE 30, 2017 (unaudited)

dollars in thousands			At JBG SMITH Share
	Industry	Number of Leases	Square Feet	% of Total Square Feet	Annualized Rent	% of Total Annualized Rent
1	Government	101	2,878,697	27.4%	$116,580	25.6%
2	Government Contractors	154	1,796,033	17.1%	79,087	17.4%
3	Business Services	187	1,393,093	13.3%	58,827	12.9%
4	Member Organizations	115	995,483	9.5%	46,373	10.2%
5	Legal Services	93	624,923	6.0%	40,962	9.0%
6	Real Estate	77	491,961	4.7%	20,280	4.5%
7	Health Services	74	444,680	4.2%	18,353	4.0%
8	Food and Beverage	135	234,838	2.2%	12,037	2.6%
9	Communications	29	258,150	2.5%	9,750	2.1%
10	Educational Services	33	234,844	2.2%	9,340	2.1%
	Other	299	1,146,704	10.9%	42,981	9.6%
	In-Place Leases - Total	1,297	10,499,406	100.0%	$454,570	100.0%

PORTFOLIO SUMMARY	JUNE 30, 2017 (Unaudited)

	Number of Assets	Rentable Square Feet	Number of Units (1)	Estimated Potential Development Density (2)

Wholly Owned
Operating	49	14,540,365	3,908	—
Under construction	7	1,580,715	547	—
Future development	26	—	—	16,981,400
Total	82	16,121,080	4,455	16,981,400

Real Estate Ventures
Operating	19	5,431,997	2,108	—
Under construction	4	962,384	787	—
Near-term development	2	401,434	433	—
Future development	18	—	—	5,042,700
Total	43	6,795,815	3,328	5,042,700

Total Portfolio	125	22,916,895	7,783	22,024,100

Total Portfolio (at JBG SMITH Share)	125	18,366,744	5,681	18,254,300

____________________
Note: At 100% share.

(1)	For assets under construction and near-term development assets, represents estimated number of units based on current design plans.

(2)	Includes estimated potential office, multifamily and retail development density.

PROPERTY TABLE - OFFICE	JUNE 30, 2017 (Unaudited)

Office Assets	Submarket	% Ownership	C/U (1)	Same Store (2): Q2 2016-2017 / YTD 2016-2017	Year Built / Renovated	Total Square Feet	Office Square Feet	Retail Square Feet	% Leased	Office % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Office Annualized Rent Per Square Foot (3)	Retail Annualized Rent Per Square Foot (4)

DC
Universal Buildings	Uptown	100.0%	C	Y / Y	1959 / 1990	686,873	568,797	91,075	97.8%	98.9%	99.6%	$31,324	$47.05	$50.65
2101 L Street	CBD	100.0%	C	Y / Y	1975 / 2007	380,375	346,588	31,320	98.7%	99.0%	100.0%	25,321	68.33	58.88
Bowen Building	East End	100.0%	C	Y / Y	1922 / 2004	231,390	229,931	—	84.6%	84.5%	—	13,794	70.80	—
1730 M Street (5)	CBD	100.0%	C	Y / Y	1964 / 1998	205,294	196,691	8,018	91.9%	90.9%	100.0%	8,597	45.83	48.30
1233 20th Street	CBD	100.0%	C	N / N	1984 / 2003	157,966	153,812	—	83.3%	81.9%	—	5,986	47.52	—
Executive Tower	East End	100.0%	C	Y / Y	2001 / 2016	129,683	124,488	4,237	78.5%	80.0%	52.6%	8,032	78.72	86.57
1600 K Street	CBD	100.0%	C	N / N	1950 / 2000	84,841	70,058	12,391	94.0%	92.7%	100.0%	4,048	49.50	65.40
L’Enfant Plaza Office-East (5)	Southwest	49.0%	U	N / N	1972 / 2012	437,504	395,568	—	89.0%	86.7%	—	16,586	47.96	—
L’Enfant Plaza Office-North	Southwest	49.0%	U	N / N	1969 / 2014	305,157	279,848	19,474	85.2%	85.5%	100.0%	11,559	46.48	22.36
L’Enfant Plaza Retail	Southwest	49.0%	U	N / N	1968 / 2014	148,623	13,628	102,768	78.2%	100.0%	63.7%	4,746	35.99	62.31
The Warner	East End	55.0%	U	Y / Y	1924 / 2012	593,153	534,804	57,133	99.5%	96.9%	96.1%	39,080	72.43	27.86
Investment Building	East End	5.0%	U	Y / Y	1924 / 2001	401,520	375,840	18,140	91.3%	91.1%	100.0%	24,974	68.71	73.12
The Foundry	Georgetown	9.9%	U	N / N	1973 / 2017	232,745	221,479	9,755	85.1%	83.3%	70.3%	8,856	46.55	38.16
1101 17th Street	CBD	55.0%	U	Y / Y	1964 / 1999	215,674	200,678	9,758	98.4%	98.4%	82.7%	10,429	49.68	66.35

VA
Courthouse Plaza 1 and 2 (5)	Clarendon/Courthouse	100.0%	C	Y / Y	1989 / 2013	638,910	574,968	57,193	91.9%	91.1%	100.0%	$26,704	$46.95	$34.33
2345 Crystal Drive	Crystal City	100.0%	C	Y / Y	1988 / N/A	507,327	498,315	4,206	93.0%	93.4%	100.0%	21,534	45.77	38.32
2121 Crystal Drive	Crystal City	100.0%	C	Y / Y	1985 / 2006	505,912	505,507	405	95.5%	95.6%	—	23,309	48.23	—
1550 Crystal Drive (6)	Crystal City	100.0%	C	Y / Y	1980 / 2001	489,997	450,508	28,725	75.1%	76.3%	75.5%	14,797	40.52	39.72
RTC-West (6)	Reston	100.0%	C	N / N	1988 / 2014	447,339	444,436	—	92.2%	92.1%	—	14,768	36.06	—
2231 Crystal Drive	Crystal City	100.0%	C	Y / Y	1987 / 2009	465,383	414,423	50,960	87.4%	85.8%	100.0%	16,907	42.50	35.18
2011 Crystal Drive	Crystal City	100.0%	C	Y / Y	1984 / 2006	444,664	433,006	6,762	81.5%	81.6%	100.0%	15,773	43.49	51.81
2451 Crystal Drive	Crystal City	100.0%	C	Y / Y	1990 / N/A	402,172	386,182	11,690	75.6%	74.8%	100.0%	12,302	41.08	31.67
Commerce Executive (6)	Reston	100.0%	C	Y / Y	1987 / 2015	393,527	372,190	16,260	89.8%	89.9%	95.2%	12,332	35.40	27.45
1235 S. Clark Street	Crystal City	100.0%	C	Y / Y	1981 / 2007	383,994	335,495	48,346	82.6%	80.5%	97.2%	11,869	40.73	18.54
241 18th Street S.	Crystal City	100.0%	C	Y / Y	1977 / 2013	355,813	325,434	28,457	76.4%	73.3%	89.9%	9,685	36.80	35.36
251 18th Street S.	Crystal City	100.0%	C	Y / Y	1975 / 2013	346,476	296,218	46,581	97.1%	97.8%	95.8%	13,335	39.91	38.95
1215 S. Clark Street	Crystal City	100.0%	C	Y / Y	1983 / 2002	336,903	334,290	2,613	99.8%	99.8%	100.0%	10,757	32.00	31.69
201 12th Street S.	Crystal City	100.0%	C	Y / Y	1987 / N/A	333,838	317,672	12,213	95.3%	96.2%	100.0%	11,464	36.04	36.44
800 North Glebe Road	Ballston	100.0%	C	N / N	2012 / N/A	305,039	277,397	26,247	99.5%	77.8%	100.0%	12,481	52.26	45.97
1225 S. Clark Street	Crystal City	100.0%	C	Y / Y	1982 / 2013	283,214	270,159	12,850	51.4%	42.2%	100.0%	4,536	37.68	18.90

PROPERTY TABLE - OFFICE	JUNE 30, 2017 (Unaudited)

Office Assets	Submarket	% Ownership	C/U (1)	Same Store (2): Q2 2016-2017 / YTD 2016-2017	Year Built / Renovated	Total Square Feet	Office Square Feet	Retail Square Feet	% Leased	Office % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Office Annualized Rent Per Square Foot (3)	Retail Annualized Rent Per Square Foot (4)
2200 Crystal Drive	Crystal City	100.0%	C	Y / Y	1968 / 2006	282,920	282,920	—	45.6%	45.6%	—	$4,881	$37.80	$—
1901 South Bell Street	Crystal City	100.0%	C	Y / Y	1968 / 2008	276,954	275,030	1,924	100.0%	100.0%	100.0%	11,173	40.61	2.14
2100 Crystal Drive	Crystal City	100.0%	C	Y / Y	1968 / 2006	249,281	249,281	—	100.0%	100.0%	—	10,009	40.15	—
200 12th Street S.	Crystal City	100.0%	C	Y / Y	1985 / 2013	202,736	202,736	—	83.1%	83.1%	—	7,205	42.75	—
2001 Jefferson Davis Highway	Crystal City	100.0%	C	Y / Y	1967 / N/A	160,710	159,577	—	59.8%	54.1%	—	2,853	33.03	—
Summit I	Reston	100.0%	C	N / N	1987 / 2012	145,768	145,768	—	100.0%	100.0%	—	3,564	24.45	—
Summit II (6)	Reston	100.0%	C	N / N	1986 / 2012	138,350	136,878	1,472	100.0%	100.0%	100.0	4,528	33.03	4.08
1800 South Bell Street (6)	Crystal City	100.0%	C	N / N	1969 / 2007	90,866	65,957	24,479	100.0%	100.0%	100.0%	3,147	44.55	8.20
Crystal City Shops at 2100	Crystal City	100.0%	C	Y / Y	1968 / 2006	79,755	—	78,245	93.3%	—	93.5%	1,703	—	23.04
Wiehle Avenue Office Building (5)	Reston	100.0%	C	N / N	1984 / N/A	77,528	75,048	—	55.9%	57.7%	—	1,151	26.58	—
1831 Wiehle Avenue	Reston	100.0%	C	N / N	1983 / N/A	75,191	73,872	—	78.0%	79.4%	—	1,689	28.78	—
Crystal Drive Retail	Crystal City	100.0%	C	Y / Y	2003 / N/A	56,965	—	56,965	100.0%	—	100.0%	2,936	—	51.55
Pickett Industrial Park	Eisenhower Avenue	10.0%	U	N / N	1973 / N/A	246,145	246,145	—	89.7%	89.7%	—	3,400	15.40	—
Rosslyn Gateway-North	Rosslyn	18.0%	U	N / N	1996 / 2014	145,348	130,841	14,060	94.0%	93.9%	96.4%	5,414	41.25	25.57
Rosslyn Gateway-South	Rosslyn	18.0%	U	N / N	1961 / N/A	106,711	95,465	7,584	89.8%	89.1%	40.4%	2,783	31.19	40.06

MD
7200 Wisconsin Avenue	Bethesda CBD	100.0%	C	N / N	1986 / 2015	272,602	250,071	17,263	68.0%	67.6%	79.9%	$8,810	$48.42	$43.66
One Democracy Plaza* (5)	Bethesda‑Rock Spring	100.0%	C	Y / Y	1987 / 2013	214,019	210,762	2,138	98.4%	98.9%	100.0%	6,841	32.48	31.42
NoBe II Office	Rockville Pike Corridor	18.0%	U	N / N	1965 / 2005	136,819	117,971	15,232	19.0%	14.8%	55.4%	644	22.79	29.02
11333 Woodglen Drive	Rockville Pike Corridor	18.0%	U	N / N	2004 / N/A	63,875	55,302	8,573	92.6%	91.4%	100.0%	2,204	34.84	51.61

Total / Weighted Average						13,873,849	12,722,034	945,512	87.3%	86.2%	91.4%	$530,820	$45.17	$39.42

Recently Delivered
MD
4749 Bethesda Avenue Retail (7)	Bethesda CBD	100.0%	C	N / N	2016 / 2016	13,633	—	13,633	100.0%	—	—	—	—	—

Operating - Total / Weighted Average						13,887,482	12,722,034	959,145	87.4%	86.2%	90.1%	$530,820	$45.17	$39.42

PROPERTY TABLE - OFFICE	JUNE 30, 2017 (Unaudited)

Office Assets	Submarket	% Ownership	C/U (1)	Same Store (2): Q2 2016-2017 / YTD 2016-2017	Year Built / Renovated	Total Square Feet	Office Square Feet	Retail Square Feet	% Leased	Office % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Office Annualized Rent Per Square Foot (3)	Retail Annualized Rent Per Square Foot (4)

Under Construction
DC
1900 N Street (5)	CBD	100.0%	C			271,433	258,931	12,502	29.6%
L’Enfant Plaza Office-Southeast	Southwest	49.0%	U			215,185	215,185	—	56.4%
VA
CEB Tower at Central Place (5)	Rosslyn	100.0%	C			529,997	518,255	11,742	66.6%
RTC-West Retail	Reston	100.0%	C			40,025	—	40,025	58.8%
MD
4747 Bethesda Avenue (8)	Bethesda CBD	100.0%	C			287,183	281,020	6,163	—
Under Construction - Total / Weighted Average						1,343,823	1,273,391	70,432	43.0%

Total / Weighted Average						15,231,305	13,995,425	1,029,577	83.4%

Totals at JBG SMITH Share
Operating assets						11,884,931	10,933,792	803,402	87.5%	86.2%	92.3%	$447,941	$44.41	$38.29
Under construction assets						1,234,068	1,163,636	70,432	41.8%

See footnotes on page 26.

PROPERTY TABLE - OFFICE	JUNE 30, 2017 (Unaudited)

Footnotes

* Not Metro-Served.
Note: At 100% share. Excludes our 10% subordinated interests in five commercial buildings held through a real estate venture with Wealth Capital Management in which we have no economic interest.

(1)	“C” denotes a consolidated interest. “U” denotes an unconsolidated interest.

(2)	“Y” denotes an asset as same store and “N” denotes an asset as non-same store.

(3)
Represents annualized office rent divided by occupied office square feet; annualized retail rent and retail square feet are excluded from this metric. Occupied office square footage may differ from leased office square footage because leased office square footage includes leases that have been signed but have not yet commenced.

(4)
Represents annualized retail rent divided by occupied retail square feet. Occupied retail square footage may differ from leased retail square footage because leased retail square footage includes leases that have been signed but have not yet commenced.

(5)	The following assets are subject to ground leases:

Office Asset	Ground Lease Expiration Date
1730 M Street	4/30/2061
L’Enfant Plaza Office-East	11/23/2064
Courthouse Plaza 1 and 2	1/19/2062
Wiehle Avenue Office Building **	6/30/2018
One Democracy Plaza	11/17/2084
1900 N Street ***	5/31/2106
CEB Tower at Central Place **	6/2/2102
** We have an option to purchase the ground lease at a fixed price.
*** Only a portion of the asset is subject to a ground lease.

(6)
The following assets contain space that is held for development or not otherwise available for lease. Such out-of-service square footage is excluded from area, leased, and occupancy metrics in the above table.

Office Asset	In-Service	Not Available for Lease
1550 Crystal Drive	489,997	18,293
RTC - West	447,339	19,911
Commerce Executive	393,527	14,085
Summit II	138,350	6,480
1800 South Bell Street	90,866	129,914

(7)	4749 Bethesda Avenue Retail delivered in the fourth quarter of 2016 and has a signed but not yet commenced lease for 100% of the space.

(8)
In July 2017, JBG SMITH executed a lease for approximately 80,200 square feet at 4747 Bethesda Avenue to relocate the Company’s headquarters, which brings the asset to 27.9% pre-leased. With this lease, the under construction office assets are 48.3% pre-leased at JBG SMITH’s share.

PROPERTY TABLE - MULTIFAMILY	JUNE 30, 2017 (Unaudited)

Multifamily Assets	Submarket	% Ownership	C/U (1)	Same Store (2): Q2 2016-2017 / YTD 2016-2017	Year Built / Renovated	Number of Units	Total Square Feet	Multifamily Square Feet	Retail Square Feet	% Leased	Multifamily % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Monthly Rent Per Unit (3) (4)	Monthly Rent Per Square Foot (4) (5)

DC
Fort Totten Square (6)	Brookland/Fort Totten	100.0%	C	N / N	2015 / N/A	345	384,316	253,652	130,664	95.7%	87.1%	98.7%	$8,254	$1,812	$2.46
WestEnd25	West End	100.0%	C	Y / Y	2009 / N/A	283	273,264	273,264	—	98.5%	96.6%	—	11,391	3,471	3.59
The Gale Eckington	H Street/NoMa	5.0%	U	N / N	2013 / 2017	603	466,716	465,516	1,200	97.7%	93.2%	100.0%	13,995	2,070	2.68
Atlantic Plumbing	U Street/Shaw	64.0%	U	N / N	2015 / N/A	310	245,527	221,788	23,739	96.8%	91.0%	100.0%	10,611	2,808	3.92

VA
RiverHouse Apartments	Pentagon City	100.0%	C	Y / Y	1960 / 2013	1,670	1,322,016	1,319,354	2,662	97.5%	95.5%	100.0%	$33,289	$1,737	$2.20
220 20th Street	Crystal City	100.0%	C	Y / Y	2009 / N/A	265	271,790	269,913	1,877	97.4%	96.6%	100.0%	7,878	2,550	2.50
2221 South Clark Street	Crystal City	100.0%	C	Y / Y	1964 / 2016	216	171,080	164,743	6,337	100.0%	100.0%	100.0%	3,232	N/A	N/A
Fairway Apartments*	Reston	10.0%	U	N / N	1969 / 2005	346	370,850	370,850	—	98.1%	96.8%	—	6,445	1,603	1.50

MD
Falkland Chase-South & West	Downtown Silver Spring	100.0%	C	N / N	1938 / 2011	268	222,949	222,949	—	95.9%	93.5%	—	$5,217	$1,736	$2.09
Falkland Chase-North	Downtown Silver Spring	100.0%	C	N / N	1938 / 1986	162	119,443	119,443	—	88.0%	98.8%	—	2,748	1,431	1.94
Galvan	Rockville Pike Corridor	1.8%	U	N / N	2015 / N/A	356	390,650	295,033	95,617	94.0%	86.5%	96.8%	10,355	1,847	2.23
The Alaire (7)	Rockville Pike Corridor	18.0%	U	N / N	2010 / N/A	279	266,497	251,691	14,806	97.9%	94.3%	100.0%	5,956	1,714	1.90
The Terano (7) (8)	Rockville Pike Corridor	1.8%	U	N / N	2015 / N/A	214	195,864	183,496	12,368	95.4%	92.5%	76.2%	4,542	1,789	2.09

Total/Weighted Average						5,317	4,700,962	4,411,692	289,270	96.9%	94.1%	97.3%	$123,913	$1,974	$2.37

Recently Delivered
VA
The Bartlett	Pentagon City	100.0%	C	N / N	2016 / N/A	699	619,372	577,295	42,077	95.9%	88.6%	100.0%	21,313	2,692	3.26
Operating - Total / Weighted Average						6,016	5,320,334	4,988,987	331,347	96.7%	93.4%	97.7%	$145,226	$2,057	$2.48

Under Construction
DC
1221 Van Street	Ballpark/Southeast	100.0%	C			291	226,546	202,988	23,558
West Half III	Ballpark/Southeast	94.2%	C			249	211,939	211,939	—
West Half II	Ballpark/Southeast	94.2%	C			216	176,235	134,476	41,759
Atlantic Plumbing C-North	U Street/Shaw	100.0%	C			161	145,605	134,180	11,425
Atlantic Plumbing C-South	U Street/Shaw	100.0%	C			95	79,926	71,877	8,049

PROPERTY TABLE - MULTIFAMILY	JUNE 30, 2017 (Unaudited)

Multifamily Assets	Submarket	% Ownership	C/U (1)	Same Store (2): Q2 2016-2017 / YTD 2016-2017	Year Built / Renovated	Number of Units	Total Square Feet	Multifamily Square Feet	Retail Square Feet	% Leased	Multifamily % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Monthly Rent Per Unit (3) (4)	Monthly Rent Per Square Foot (4) (5)

MD
7900 Wisconsin Avenue	Bethesda CBD	50.0%	U			322	359,025	338,990	20,035

Under Construction - Total						1,334	1,199,276	1,094,450	104,826

Total						7,350	6,519,610	6,083,437	436,173

Near‑Term Development
DC
965 Florida Avenue	U Street/Shaw	70.0%	U			433	336,092	290,296	45,796

Totals at JBG SMITH Share
Operating assets						4,232	3,660,315	3,456,836	203,479	96.8%	93.9%	99.1%	$102,798	$2,122	$2.59
Under construction assets						1,146	997,442	905,035	92,407
Near‑term development assets						303	235,264	203,207	32,057
____________________

* Not Metro-Served.
Note: At 100% share.

(1)	“C” denotes a consolidated interest. “U” denotes an unconsolidated interest.

(2)	“Y” denotes an asset as same store and “N” denotes an asset as non-same store.

(3)
Represents multifamily rent divided by occupied multifamily units; retail rent is excluded from this metric. Occupied units may differ from leased units because leased units include leases that have been signed but have not yet commenced.

(4)	Excludes 2221 South Clark Street (WeLive).

(5)
Represents multifamily rent divided by occupied multifamily square feet; retail rent and retail square feet are excluded from this metric. Occupied multifamily square footage may differ from leased multifamily square footage because leased multifamily square footage includes leases that have been signed but have not yet commenced.

(6)	On July 18, 2017, we acquired our real estate venture partner's interest in the asset and increased our ownership from 99.4% to 100.0%.

(7)	The following assets are subject to ground leases:

Multifamily Asset	Ground Lease Expiration Date
The Alaire	3/27/2107
The Terano	8/5/2112

(8)
The following asset contains space that is held for development or not otherwise available for lease. Such out-of-service square footage is excluded from area, leased, and occupancy metrics in the above table.

Multifamily Asset	In-Service	Not Available for Lease
The Terano	195,864	3,904

PROPERTY TABLE - OTHER	JUNE 30, 2017 (Unaudited)

Other Assets	Submarket	% Ownership	C/U (1)	Same Store (2): Q2 2016-2017 / YTD 2016-2017	Year Built / Renovated	Total Square Feet (3)	% Leased	% Occupied	Annualized Rent (in thousands)	Annualized Rent Per Square Foot (4)

Retail
DC
North End Retail	U Street/Shaw	100.0%	C	N / N	2015 / N/A	27,380	100.0%	100.0%	$1,184	$43.25
VA
Vienna Retail*	Vienna	100.0%	C	Y / Y	1981 / N/A	8,547	100.0%	100.0%	383	44.83
Stonebridge at Potomac Town Center-Phase I*	Prince William County	10.0%	U	N / N	2012 / N/A	462,619	93.3%	93.3%	13,210	30.59
Total / Weighted Average						498,546	93.8%	93.8%	$14,777	$31.59

Hotel
VA
Crystal City Marriott Hotel	Crystal City	100.0%	C	Y / Y		266,000 (345 Rooms)

Total						764,546

Near‑Term Development
VA
Stonebridge at Potomac Town Center-Phase II*	Prince William County	10.0%	U			65,342

Totals at JBG SMITH Share
Operating assets						348,188	96.3%	96.3%	$2,888	$36.51
Near‑term development assets						6,534
____________________

* Not Metro-Served.
Note: At 100% share.

(1)	“C” denotes a consolidated interest. “U” denotes an unconsolidated interest.

(2)	“Y” denotes an asset as same store and “N” denotes an asset as non-same store.

(3)
Figure does not include over 1.0 million square feet of retail within our operating and under construction office portfolio and 436,000 square feet of retail within our operating and under construction multifamily portfolio.

(4)
Represents annualized rent divided by occupied square feet. Occupied square footage may differ from leased square footage because leased square footage includes leases that have been signed but have not yet commenced.

PROPERTY TABLE - UNDER CONSTRUCTION	JUNE 30, 2017 (Unaudited)

		% Ownership	Estimated Square Feet	% Pre-Leased	Weighted Average Pre-Lease Rent Per Square Foot (2)	Estimated Number of Units		Schedule (1)
							Construction Start Date	Estimated Completion Date	Estimated Stabilization Date
Asset	Submarket

Office
DC
1900 N Street	CBD	100.0%	271,433	29.6%	$86.27	—	Q2 2017	Q2 2020	Q4 2022
L'Enfant Plaza Office - Southeast	Southwest	49.0%	215,185	56.4%	53.95	—	Q1 2017	Q3 2019	Q2 2021

VA
CEB Tower at Central Place	Rosslyn	100.0%	529,997	66.6%	65.41	—	Q4 2014	Q2 2018	Q2 2020
RTC - West Retail	Reston	100.0%	40,025	58.8%	68.69	—	Q4 2015	Q2 2017	Q1 2018

MD
4747 Bethesda Avenue (3)	Bethesda CBD	100.0%	287,183	—	—	—	Q2 2017	Q4 2019	Q2 2021
Total/weighted average			1,343,823	43.0%	$66.03	—

Multifamily
DC
1221 Van Street	Ballpark/Southeast	100.0%	226,546	—	—	291	Q4 2015	Q2 2018	Q2 2019
West Half III	Ballpark/Southeast	94.2%	211,939	—	—	249	Q1 2017	Q1 2020	Q1 2021
West Half II	Ballpark/Southeast	94.2%	176,235	—	—	216	Q1 2017	Q1 2020	Q1 2021
Atlantic Plumbing C – North	U Street/Shaw	100.0%	145,605	—	—	161	Q1 2017	Q4 2019	Q3 2020
Atlantic Plumbing C – South	U Street/Shaw	100.0%	79,926	—	—	95	Q1 2017	Q4 2019	Q2 2020

MD
7900 Wisconsin Avenue	Bethesda CBD	50.0%	359,025	—	—	322	Q4 2017	Q2 2020	Q4 2021
Total			1,199,276	—	—	1,334

Under Construction - Total / Weighted Average			2,543,099			1,334	Q3 2016	Q3 2019	Q4 2020

PROPERTY TABLE - UNDER CONSTRUCTION	JUNE 30, 2017 (Unaudited)

Under Construction Investment at JBG SMITH Share as of June 30, 2017 (dollars in thousands)
Historical cost	$510,981
Estimated incremental investment	825,669
Estimated Total Investment	$1,336,650

Weighted average projected NOI yield on total investment	7.2%
Weighted average projected NOI yield on incremental investment	11.7%

____________________
Note: At 100% share.

(1)	Average dates are weighted by estimated square feet.

(2)
Based on leases signed as of June 30, 2017 and is calculated as contractual monthly base rent before free rent, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to contractual monthly base rent.

(3)
In July 2017, JBG SMITH executed a lease for approximately 80,200 square feet at 4747 Bethesda Avenue to relocate the Company’s headquarters, which brings the asset to 27.9% pre-leased. With this lease, the under construction office assets are 48.3% pre-leased at JBG SMITH’s share.

PROPERTY TABLE - NEAR-TERM DEVELOPMENT	JUNE 30, 2017 (Unaudited)

		%	Estimated
Asset	Submarket	Ownership	Square Feet	Units

Multifamily
DC
965 Florida Avenue	U Street/Shaw	70.0%	336,092	433

Other
VA
Stonebridge at Potomac Town Center - Phase II	Prince William County	10.0%	65,342	—

Near-Term Development - Total			401,434	433

Near-Term Development Investment at JBG SMITH Share as of June 30, 2017 (dollars in thousands)
Historical cost	$2,985
Estimated incremental investment	108,346
Estimated Total Investment	$111,331

Weighted average projected NOI yield on total investment	6.4%
Weighted average projected NOI yield on incremental investment	6.5%

____________________
Note: At 100% share.

PROPERTY TABLE - FUTURE DEVELOPMENT	JUNE 30, 2017 (Unaudited)

dollars in thousands, except per square foot data						Estimated Commercial SF / Multifamily Units to be Replaced (1)			Estimated Capitalized Costs of SF / Units to Be Replaced (3)	Estimated Capitalized Cost of Ground Rent Payments (4)		Estimated Total Investment per SF
	Number of Assets							Remaining Acquisition Costs (2)			Estimated Total Investment
		Estimated Potential Development Density (SF)					Historical Cost
Region		Total	Office	Multifamily	Retail

Owned
DC	8	1,595,400	636,500	938,100	20,800	—	$132,139	N/A	$—	$—	$132,139	$82.82
VA	25	12,919,800	3,554,700	8,654,300	710,800	265,966 SF / 15 units	390,217	N/A	54,905	2,337	447,459	34.63
MD	5	1,402,800	19,200	1,244,900	138,700	25,119 SF / 162 units	13,197	N/A	28,533	416	42,146	30.04
Total / weighted average	38	15,918,000	4,210,400	10,837,300	870,300	291,085 SF / 177 units	$535,553	N/A	$83,438	$2,753	$621,744	$39.06

Optioned
DC	3	1,700,000	337,800	1,163,900	198,300	—	$10,539	$43,095	$—	$69,718	$123,352	$72.56
VA	2	636,300	625,000	10,400	900	—	617	21,058	—	—	21,675	34.06
MD	1	—	—	—	—	—	7,791	—	—	—	7,791	N/A
Total / weighted average	6	2,336,300	962,800	1,174,300	199,200	—	$18,947	$64,153	$—	$69,718	$152,818	$65.41

Total / Weighted Average	44	18,254,300	5,173,200	12,011,600	1,069,500	291,085 SF / 177 units	$554,500	$64,153	$83,438	$72,471	$774,562	$42.43

____________________
Note: At JBG SMITH share.

(1)
Represents management's estimate of the total office and/or retail rentable square feet and multifamily units that would need to be redeveloped to access some of the estimated potential development density, which had an estimated NOI of $1.3 million for the three months ended June 30, 2017.

(2)
Represents management's estimate of remaining deposits, option payments, and option strike prices as of June 30, 2017. In addition, three owned parcels and two optioned parcels are leasehold interests with estimated annual stabilized ground rent payments totaling $3.6 million in 2017.

(3)	Capitalized value of estimated commercial square feet / multifamily units to be replaced (included in the value of the operating segment) at a 6.0% capitalization rate.

(4)	Capitalized value of stabilized annual ground rent payments associated with leasehold assets at a 5.0% capitalization rate.

DEBT BY INSTRUMENT	JUNE 30, 2017 (Unaudited)

dollars in thousands Asset	% Ownership	Principal Balance	Stated Interest Rate	Interest Rate Hedge	Current Annual Interest Rate (1)	Initial Maturity Date	Extended Maturity Date (2)

Consolidated
2011 Crystal Drive (3)	100.0%	$74,338	7.30%	Fixed	7.30%	08/01/17	08/01/17
1730 M Street & 1150 17th Street (4)	100.0%	43,581	L + 1.25%	—	2.47%	08/26/17	08/26/17
North End Retail (5)	100.0%	7,850	L + 2.25%	—	3.47%	08/31/17	08/31/17
220 20th Street	100.0%	67,661	4.61%	Fixed	4.61%	02/01/18	02/01/18
4747 Bethesda Avenue	100.0%	12,500	L + 2.75%	—	3.97%	04/29/18	04/29/18
Fort Totten Square	100.0%	73,600	L + 2.15%	Swap	4.23%	06/09/18	12/09/18
1900 N Street (6)	100.0%	27,993	L + 2.50%	Swap	4.07%	05/08/19	05/08/19
7200 Wisconsin Avenue - Senior	100.0%	83,130	L + 1.75%	Cap	2.97%	12/23/18	12/23/19
7200 Wisconsin Avenue - Mezz	100.0%	15,000	L + 7.54%	Cap	8.76%	12/23/18	12/23/19
1900 N Street (7)	100.0%	1,467	4.00%	Fixed	4.00%	01/23/18	01/23/20
Courthouse Plaza 1 and 2	100.0%	11,000	L + 1.60%	—	2.82%	05/10/17	05/10/20
Summit I & II	100.0%	59,000	L + 1.70%	Cap	2.92%	08/04/20	08/04/20
RTC - West	100.0%	107,540	L + 2.20%	—	3.42%	04/12/20	04/12/21
WestEnd25	100.0%	100,078	4.88%	Fixed	4.88%	06/01/21	06/01/21
Universal Buildings	100.0%	185,000	L + 1.90%	Cap	3.12%	08/12/19	08/12/21
CEB Tower at Central Place	100.0%	125,769	L + 2.45%	Swap	3.66%	11/07/18	11/07/21
The Bartlett	100.0%	220,000	L + 1.70%	—	2.92%	06/20/22	06/20/22
2121 Crystal Drive	100.0%	140,397	5.51%	Fixed	5.51%	03/01/23	03/01/23
Falkland Chase - South & West	100.0%	42,445	3.78%	Fixed	3.78%	06/01/23	06/01/23
Falkland Chase - North	100.0%	22,775	L + 2.32%	Cap	3.54%	06/01/23	06/01/23
1221 Van Street	100.0%	37,187	L + 2.65%	—	3.87%	08/31/20	08/31/23
800 North Glebe Road	100.0%	107,500	L + 1.60%	—	2.82%	06/30/22	06/30/24
2101 L Street	100.0%	141,960	3.97%	Fixed	3.97%	08/15/24	08/15/24
1233 20th Street	100.0%	43,229	4.38%	Fixed	4.38%	11/01/19	11/01/24
1215 S. Clark Street, 200 12th Street S., and 251 18th Street S.	100.0%	89,203	7.94%	Fixed	7.94%	01/01/25	01/01/25
RiverHouse Apartments	100.0%	307,710	L + 1.28%	—	2.50%	04/01/25	04/01/25
Payable to Vornado (8)	100.0%	115,751	L + 1.05%	—	2.27%	01/04/20	01/04/20
	100.0%	2,263,664
Total premium / (discount)		(8,791)
Total Consolidated Indebtedness		$2,254,873

Total Consolidated Indebtedness Reconciliation
Mortgages payable, net of deferred financing costs		$2,139,122
Payable to Vornado		115,751
Total Consolidated Indebtedness		$2,254,873

DEBT BY INSTRUMENT	JUNE 30, 2017 (Unaudited)

dollars in thousands Asset	% Ownership	Principal Balance	Stated Interest Rate	Interest Rate Hedge	Current Annual Interest Rate (1)	Initial Maturity Date	Extended Maturity Date (2)

Unconsolidated
1101 17th Street	55.0%	$31,000	L + 1.25%	—	2.47%	01/19/18	01/19/18
Galvan	1.8%	84,113	L + 2.70%	Cap	3.92%	12/12/17	12/12/18
Capitol Point - North	59.0%	10,996	L + 4.00%	—	5.22%	03/30/18	03/30/19
The Terano	1.8%	38,026	L + 2.10%	Cap	3.32%	11/08/17	11/08/19
11333 Woodglen Drive	18.0%	13,430	L + 1.90%	Swap	3.52%	01/01/20	01/01/20
The Alaire	18.0%	39,015	L + 2.10%	Cap	3.32%	03/13/18	03/13/20
Atlantic Plumbing	64.0%	88,475	L + 2.25%	Swap	6.04%	09/09/17	09/09/20
Rosslyn Gateway - North, Rosslyn Gateway - South	18.0%	46,000	L + 2.00%	Cap	3.00%	11/17/19	11/17/21
The Foundry	9.9%	48,213	L + 1.85%	Cap	3.07%	12/12/19	12/12/21
L'Enfant Plaza Office - North, L'Enfant Plaza Office - East, L'Enfant Plaza Retail (9)	49.0%	214,772	L + 3.65%	Cap	4.94%	05/08/19	05/08/22
L'Enfant Plaza Office - Southeast	49.0%	5,100	L + 3.75%	Cap	4.97%	05/08/20	05/08/22
Stonebridge at Potomac Town Center	10.0%	94,962	L + 1.70%	Swap	3.25%	12/10/20	12/10/22
The Warner	55.0%	273,000	3.65%	Fixed	3.65%	06/01/23	06/01/23
7900 Wisconsin Avenue	50.0%	—	4.82%	Fixed	4.82%	06/30/25	06/30/25
Fairway Apartments	10.0%	39,575	L + 1.60%	Swap	3.70%	07/01/22	07/01/25
The Gale Eckington	5.0%	110,636	L + 1.60%	Swap	3.56%	07/31/22	07/31/25
Pickett Industrial Park	10.0%	23,600	L + 1.45%	Swap	3.56%	09/04/25	09/04/25
	33.1%	1,160,913
Total premium / (discount)		(2,689)
Total Unconsolidated Indebtedness		$1,158,224

Total Unconsolidated Indebtedness Reconciliation
Consolidated indebtedness at JBG SMITH Share		$2,254,873
Unconsolidated indebtedness at JBG SMITH Share		383,051
Total consolidated and unconsolidated indebtedness at JBG SMITH Share		2,637,924
Adjustments related to transaction, at JBG SMITH share after premium / discount:
1730 M Street & 1150 17th Street		(43,495)
Payable to Vornado		(115,751)
Unsecured revolving line of credit		115,751
Unsecured Term Loan A-1		50,000
Adjusted Consolidated and Unconsolidated Indebtedness at JBG SMITH Share		$2,644,429

See footnotes on page 36.

DEBT BY INSTRUMENT	JUNE 30, 2017 (Unaudited)

Footnotes

(1)	June 30, 2017 LIBOR of 1.22% applied to loans which are denoted as floating (no hedge) or floating with a cap.

(2)	Represents the maturity date based on execution of all extension options. Many of these extensions are subject to lender covenant tests.

(3)	This loan was repaid on July 27, 2017.

(4)	This loan was repaid on July 17, 2017.

(5)	This loan was repaid on August 3, 2017.

(6)
This loan is collateralized by a portion of the 1900 N Street assemblage referred to as 1920 N Street. The remaining portion of the asset is encumbered by a separate loan. This loan was repaid on August 11, 2017.

(7)
This loan is collateralized by a portion of the 1900 N Street assemblage referred to as 1253 20th Street. The remaining portion of the asset is encumbered by a separate loan. This loan was repaid on August 11, 2017.

(8)
The mortgage loan is secured by Bowen Building ($115.8 million principal balance). The mortgage was assigned to JBG SMITH and the note was repaid on July 18, 2017 with new financing proceeds from the JBG SMITH credit facility.

(9)	The base rate for the loan is three-month LIBOR, which was 1.29% as of June 26, 2017.

CONSOLIDATED REAL ESTATE VENTURES	JUNE 30, 2017 (Unaudited)

	Asset Type	City	Submarket	% Ownership	Total Square Feet
Akridge
West Half III	Multifamily	Washington, D.C.	Ballpark/Southeast	94.2%	211,939
West Half II	Multifamily	Washington, D.C.	Ballpark/Southeast	94.2%	176,235
					388,174

Total Consolidated Real Estate Ventures					388,174

____________________

Note: At 100% share.

UNCONSOLIDATED REAL ESTATE VENTURES	JUNE 30, 2017 (Unaudited)

	Asset Type	City	Submarket	% Ownership	Total Square Feet
Landmark
L'Enfant Plaza Office - East	Office	Washington, D.C.	Southwest	49.0%	437,504
L'Enfant Plaza Office - North	Office	Washington, D.C.	Southwest	49.0%	305,157
L'Enfant Plaza Office - Southeast	Office	Washington, D.C.	Southwest	49.0%	215,185
L'Enfant Plaza Retail	Office	Washington, D.C.	Southwest	49.0%	148,623
Rosslyn Gateway - North	Office	Arlington, VA	Rosslyn	18.0%	145,348
Rosslyn Gateway - South	Office	Arlington, VA	Rosslyn	18.0%	106,711
NoBe II Office	Office	Rockville, MD	Rockville Pike Corridor	18.0%	136,819
11333 Woodglen Drive	Office	Rockville, MD	Rockville Pike Corridor	18.0%	63,875
Galvan	Multifamily	Rockville, MD	Rockville Pike Corridor	1.8%	390,650
The Alaire	Multifamily	Rockville, MD	Rockville Pike Corridor	18.0%	266,497
The Terano	Multifamily	Rockville, MD	Rockville Pike Corridor	1.8%	195,864
NoBe II Land	Future Development	Rockville, MD	Rockville Pike Corridor	18.0%	589,000
Rosslyn Gateway - North Land	Future Development	Arlington, VA	Rosslyn	18.0%	311,000
Rosslyn Gateway - South Land	Future Development	Arlington, VA	Rosslyn	18.0%	498,500
Capitol Point - North	Future Development	Washington, D.C.	NoMa	59.0%	409,100
Capitol Point - North Option	Future Development	Washington, D.C.	NoMa	59.0%	439,000
L'Enfant Plaza Office - Center	Future Development	Washington, D.C.	Southwest	49.0%	350,000
Courthouse Metro Land	Future Development	Arlington, VA	Clarendon/Courthouse	18.0%	286,500
Courthouse Metro Land - Option	Future Development	Arlington, VA	Clarendon/Courthouse	18.0%	62,500
5615 Fishers Drive	Future Development	Rockville, MD	Rockville Pike Corridor	18.0%	106,500
12511 Parklawn Drive	Future Development	Rockville, MD	Rockville Pike Corridor	18.0%	6,500
Woodglen	Future Development	Rockville, MD	Rockville Pike Corridor	18.0%	—
Twinbrook	Future Development	Rockville, MD	Rockville Pike Corridor	18.0%	—
					5,470,833

CBREI Venture
Pickett Industrial Park	Office	Alexandria, VA	Eisenhower Avenue	10.0%	246,145
The Foundry	Office	Washington, DC	Georgetown	9.9%	232,745
The Gale Eckington	Multifamily	Washington, DC	H Street/NoMa	5.0%	466,716
Fairway Apartments	Multifamily	Reston, VA	Reston	10.0%	370,850
Atlantic Plumbing	Multifamily	Washington, DC	U Street/Shaw	64.0%	245,527
Stonebridge at Potomac Town Center - Phase I	Other	Woodbridge, VA	Prince William County	10.0%	462,619
Stonebridge at Potomac Town Center - Phase II	Other	Woodbridge, VA	Prince William County	10.0%	65,342
Stonebridge at Potomac Town Center - Phase III	Future Development	Woodbridge, VA	Prince William County	10.0%	209,800
Fairway Land	Future Development	Reston, VA	Reston	10.0%	526,200
					2,825,944

UNCONSOLIDATED REAL ESTATE VENTURES	JUNE 30, 2017 (Unaudited)

	Asset Type	City	Submarket	% Ownership	Total Square Feet

Canadian Pension Plan Investment Board
The Warner	Office	Washington, DC	East End	55.0%	593,153
1101 17th Street	Office	Washington, DC	CBD	55.0%	215,674
					808,827

Forest City
Waterfront Station	Future Development	Washington, DC	Southwest	2.5%	662,600

Brandywine
1250 1st Street	Future Development	Washington, DC	NoMa	30.0%	265,800
50 Patterson Street	Future Development	Washington, DC	NoMa	30.0%	142,200
51 N Street	Future Development	Washington, DC	NoMa	30.0%	177,500
					585,500

Berkshire Group
7900 Wisconsin Avenue	Multifamily	Bethesda, MD	Bethesda CBD	50.0%	359,025

MRP Realty
965 Florida Avenue	Multifamily	Washington, DC	U Street/Shaw	70.0%	336,092

JP Morgan
Investment Building	Office	Washington, DC	East End	5.0%	401,520

Total Unconsolidated Real Estate Ventures					11,450,341

____________________

Note: At 100% share.

DEFINITIONS	JUNE 30, 2017

Annualized Rent
“Annualized rent” is defined as (i) for office and other assets, or the retail component of a mixed-use asset, the in-place monthly base rent before free rent, plus tenant reimbursements as of June 30, 2017, multiplied by 12, with triple net leases converted to a gross basis by adding estimated tenant reimbursements to monthly base rent, and (ii) for multifamily assets, or the multifamily component of a mixed-use asset, the in-place monthly base rent before free rent as of June 30, 2017, multiplied by 12. Annualized rent excludes rent from signed but not yet commenced leases.
Annualized Rent Per Square Foot
“Annualized rent per square foot” is defined as (i) for office assets, annualized office rent divided by occupied office square feet; annualized retail rent and retail square feet are excluded from this metric, (ii) for multifamily assets, monthly multifamily rent divided by occupied multifamily square feet; annualized retail rent and retail square feet are excluded from this metric, and (iii) for other assets, annualized rent divided by occupied square feet. Occupied square footage may differ from leased square footage because leased square footage includes leases that have been signed but have not yet commenced.
Estimated Potential Development Density
‘‘Estimated potential development density’’ reflects management’s estimate of developable gross square feet based on our current business plans with respect to real estate owned or controlled as of June 30, 2017.
Free Rent
‘‘Free rent’’ means the amount of base rent and operating expenses that are abated according to the applicable lease agreement(s).
Future Development
“Future development” refers to assets that are development opportunities on which we do not intend to commence construction within 18 months of June 30, 2017 where we (i) own land or control the land through a ground lease or (ii) are under a long-term conditional contract to purchase, or enter into a leasehold interest with respect to land.
Historical Cost, Estimated Incremental Investment and Total Investment
“Historical cost” is a non-GAAP measure which includes the total historical cost incurred by JBG and Vornado with respect to the development of an asset, including any acquisition costs, hard costs, soft costs, tenant improvements, leasing costs and other similar costs, but excluding any financing costs and ground rent expenses, incurred as of June 30, 2017. Historical Cost does not include a fair value adjustment to the JBG Assets that is required by GAAP as a result of the combination transaction. The purchase price allocation for the JBG Assets is in process and has not been finalized.
“Estimated incremental investment” means management’s estimate of the remaining cost to be incurred in connection with the development of an asset as of June 30, 2017, including all remaining acquisition costs, hard costs, soft costs, tenant improvements, leasing costs and other similar costs to develop and stabilize the asset but excluding any financing costs and ground rent expenses.
“Total investment” means, with respect to the development of an asset, the sum of the historical cost in such asset and the estimated incremental investment for such asset.
Estimated incremental investment and total investment may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in the estimated start and/or completion date, changes in design and other contingencies.
Metro-Served
“Metro-served” means locations, submarkets or assets that are generally nearby and within walking distance of a Metro station, defined as being within 0.5 miles of an existing or planned Metro station.
Monthly Rent Per Unit
For multifamily assets, represents monthly multifamily rent for June 30, 2017 divided by occupied units; retail rent is excluded from this metric.
Near-Term Development
‘‘Near-term development’’ refers to assets that have substantially completed the entitlement process and on which we intend to commence construction within 18 months following June 30, 2017, subject to market conditions.
Percent Leased
‘‘Percent leased’’ is based on leases signed as of June 30, 2017, and is calculated as total rentable square feet less rentable square feet available for lease divided by total rentable square feet expressed as a percentage. Out-of-service square feet are excluded from this calculation.
Percent Pre-Leased
‘‘Percent pre-leased’’ is based on leases signed as of June 30, 2017, and is calculated as the estimated rentable square feet leased divided by estimated total rentable square feet expressed as a percentage.

DEFINITIONS	JUNE 30, 2017

Percent Occupied
‘‘Percent occupied’’ is based on occupied rentable square feet/units as of June 30, 2017, and is calculated as (i) for office and retail space, total rentable square feet less unoccupied square feet divided by total rentable square feet, (ii) for multifamily space, total units less unoccupied units divided by total units, expressed as a percentage. Out-of-service square feet are excluded from this calculation.
Property Operating Income, NOI and Projected NOI Yield
“Property operating income” is a non-GAAP financial measure management uses to measure the operating performance of our assets and consists of property-related revenue (which includes base rent, tenant expense recoveries and other operating revenue) less operating expenses and related party management fees. In addition to property operating income, we also report the non-GAAP NOI, which excludes straight-line rent, related party management fees and certain other non-cash adjustments. Annualized NOI represents NOI for the three months ended June 30, 2017 multiplied by four. Management believes Annualized NOI provides useful information in understanding JBG SMITH’s financial performance over a 12-month period. However, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this supplemental information package. Annualized NOI and NOI are only estimates of JBG SMITH’s financial performance over a period of 12 months, and there can be no assurance that the annualized NOI or NOI shown will reflect JBG SMITH’s actual results of operations over any 12-month period. We also report pro forma annualized NOI which includes signed but not yet commenced leases and incremental revenue from recently delivered assets. Management uses each of these measures as supplemental performance measures for its assets and believes they provide useful information to investors because they reflect only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, property operating income and NOI are considered by many in the real estate industry to be useful starting points for determining the value of a real estate asset or group of assets.
However, because each of these measures excludes depreciation and amortization and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of these measures of the operating performance of our assets is limited. Moreover, other real estate companies may calculate these measures differently from how we do, and they may not be comparable to other real estate companies’ measures. These measures should be considered only as supplements to net operating income (loss) (computed in accordance with GAAP) as a measure of the operating performance of our assets.
This supplemental information package also contains management’s projections of NOI yield for our under construction and near-term development assets, which are based on management’s estimates of property-related revenue and operating expenses for each asset. Such estimates are inherently uncertain and represent management’s plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. The property-related revenues and operating expenses for our assets may differ materially from the estimates included in this supplemental information package. In addition, the projected allocation of company-level property management overhead, general and administrative costs and interest expense to assets under construction and near-term development assets is complex, impractical to develop, and may not be meaningful. Management’s projections of NOI yield are not projections of JBG SMITH’s overall financial performance or cash flow, and there can be no assurance that the projected NOI yield set forth in this supplemental information package will be achieved. No reconciliation of projected NOI yield to the most directly comparable GAAP measure is included in this supplemental information package because we are unable to quantify certain amounts that would be required to be included in the comparable GAAP financial measures without unreasonable efforts because such data is not currently available or cannot be currently estimated with confidence. Accordingly, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.
“Projected NOI yield” means our estimated stabilized NOI reported as a percentage of 1) estimated total investment and 2) estimated incremental investment. Actual initial full year stabilized NOI yield may vary from the projected NOI Yield based on the actual total investment to complete the asset and its actual initial full year stabilized NOI, and there can be no assurance that we will achieve the projected NOI yields described in this supplemental information package.
Recently Delivered
“Recently delivered” refers to assets that have been delivered within the 12 months ended June 30, 2017.
Same Store and Non-Same Store
“Same store” refers to the pool of assets that were owned by JBG SMITH or its predecessor and stabilized for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared. No JBG Assets are included in the same store pool.

“Non-same store” refers to all assets excluded from the same store pool.
Second Generation Lease
“Second generation lease” is a lease on space that has been vacant for less than nine months.

DEFINITIONS	JUNE 30, 2017

Signed But Not Yet Commenced Leases
“Signed but not yet commenced leases” means leases for assets in JBG SMITH’s portfolio that, as of June 30, 2017, have been executed but for which the contractual lease term had not yet begun, and no rental payments had yet been charged to the tenant.
Square Feet
‘‘Square feet’’ or ‘‘SF’’ refers to the area that can be rented to tenants, defined as (i) for office and other assets, rentable square footage defined in the current lease and for vacant space the rentable square footage defined in the previous lease for that space, (ii) for multifamily assets, management’s estimate of approximate rentable square feet, (iii) for the assets under construction and the near-term development assets, management’s estimate of actual rentable square feet based on current design plans as of June 30, 2017, or (iv) for the future development assets, management’s estimate of developable gross square feet based on its current business plans with respect to real estate owned or controlled as of June 30, 2017.
Stabilized and Stabilization
‘‘Stabilized and stabilization’’ refers to office, multifamily or retail assets that are at or above 90% leased or have been in service assets collecting rent for longer than 12 months as of June 30, 2017.
Under Construction
‘‘Under construction’’ refers to assets that were under construction as of June 30, 2017.

Page 42